Exhibit 99.1

LEXINGTON REALTY TRUST TRADED: NYSE: LXP

ONE PENN PLAZA, SUITE 4015

NEW YORK NY 10119-4015

Contact:

Investor or Media Inquiries, Carol Merriman, VP Investor Relations & Corporate Development

Lexington Realty Trust

Phone: (212) 692-7264 E-mail: cmerriman@lxp.com

FOR IMMEDIATE RELEASE

May 17, 2007

LEXINGTON REALTY TRUST NAMES

NATASHA ROBERTS DIRECTOR OF REAL ESTATE OPERATIONS

New York, NY – May 17, 2007 – Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust (REIT) focused on single-tenant real estate investments, announced that Natasha Roberts has been promoted to Director of Real Estate Operations. Ms. Roberts will retain her title of Executive Vice President.

Ms. Roberts will assume the responsibilities of John B. Vander Zwaag, who has resigned as Executive Vice President and Head of Portfolio Management of Lexington Realty Trust, effective May 31, 2007, to pursue other interests.

Ms. Roberts has been with Lexington since 1997 and most recently served as Director of Acquisitions. Prior to joining the Company, Ms. Roberts worked for Net Lease Partners Realty Advisors, a real estate advisory firm from January 1995 to January 1997. Ms. Roberts received her B.F.A. from New York University in 1989.

T. Wilson Eglin, Lexington’s Chief Executive Officer, stated “It is a great pleasure to announce the promotion of Natasha Roberts as Director of Real Estate Operations. Natasha has been a tremendous asset to Lexington and we are confident that she will excel in her new position. We wish to thank John for the extraordinary contribution he has made to Lexington by building our asset management group which has aided our exceptional growth during his tenure. It has been a privilege to work with John, and we wish him all of the best.”

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust is a real estate investment trust that owns, invests in, and manages office, industrial and retail properties net-leased to major corporations throughout the United States and provides investment advisory and asset management services to investors in the net lease area. Lexington shares are traded on the New York Stock Exchange under the symbol “LXP”. Additional information about Lexington is available on-line at www.lxp.com or by contacting Lexington Realty Trust, Investor Relations, One Penn Plaza, Suite 4015, New York, New York 10119-4015.

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This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in

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Lexington’s most recent annual report on Form 10-K filed with the SEC on March 1, 2007 (the "Form 10-K") and other periodic reports filed with the SEC, including risks related to, (i) the failure to integrate our operations and properties with those of Newkirk Realty Trust, (ii) the failure to continue to qualify as a real estate investment trust, (iii) changes in general business and economic conditions, (iv) competition, (v) increases in real estate construction costs, (vi) changes in interest rates, or (vii) changes in accessibility of debt and equity capital market. Copies of the Form 10-K and the other periodic reports Lexington files with the SEC are available on Lexington’s website at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "estimates," "projects" or similar expressions. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.